SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                              TII Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)     Title of each class of securities to which transaction applies:

         2)     Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)     Proposed maximum aggregate value of transaction:

         5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:

         2)     Form, Schedule or Registration Statement No.:

         3)     Filing Party:

         4)     Date Filed:

                              TII INDUSTRIES, INC.
                                1385 AKRON STREET
                            COPIAGUE, NEW YORK 11726
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 5, 2001
                               ------------------

To the Stockholders of
TII Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, on Wednesday, December 5, 2001 at 3:00 p.m., New York time, at which the following matters are to be presented for consideration:

1. The election of three Class I directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2. A proposal to amend the Company's Restated Certificate of Incorporation to change the name of the Company from "TII Industries, Inc." to "TII Network Technologies, Inc.";

3. A proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 28, 2002; and

4. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The close of business on October 19, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                                    Dorothy Roach,
                                                      Secretary

October 29, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                              TII INDUSTRIES, INC.
                                1385 Akron Street
                            Copiague, New York 11726
                              --------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                         To be Held on December 5, 2001
                            ------------------------

     This Proxy Statement, to be mailed to stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), on or about October 29, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of the Company ("Proxy" or "Proxies") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 5, 2001 at 3:00 p.m., New York time, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, New York.

     The close of business on October 19, 2001 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 11,682,284 shares of the Company's Common Stock ("Common Stock"). The presence, in person or by proxy, of a majority of all such shares, will constitute a quorum for the transaction of business at the Meeting.

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted on at the Meeting. A plurality of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors (Proposal 1), the affirmative vote of a majority of the Company's outstanding shares of Common Stock will be required to adopt the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company (Proposal 2) and the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 28, 2002 (Proposal 3).

     Abstentions are considered as shares present and entitled to vote and, therefore, to the extent a vote requires approval by a majority of the Company's outstanding shares (e.g., Proposal 2) or a majority of shares present in person or by proxy and entitled to vote (e.g., Proposal 3), abstentions will have the effect of a negative vote thereon. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors, ratification of a board's selection of independent public accountants and certain other matters, including the proposal to approve the amendment to the Company's Restated Certificate of Incorporation to change the name of the Company. Under Delaware law, shares held in street name but not voted by brokers (called "broker non-votes") are considered not entitled to vote. Accordingly, broker non-votes will have no effect on the outcome on the election of directors which requires a plurality vote (Proposal
1) or approval by a majority of shares entitled to vote on the matter (e.g., Proposal 3), but will have the effect of a negative vote on a matter which requires the affirmative vote of outstanding shares (e.g., Proposal 2). Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

     Stockholders in whose name shares are registered may vote by proxy or in person at the Meeting. To vote by Proxy, a stockholder of record may vote by mail, telephone or Internet. To vote by mail, simply mark, sign and return the accompanying Proxy card and return it in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, a stockholder of record may vote by toll-free telephone or Internet 24 hours a day, seven days a week, by following the instructions for telephone and Internet voting on the accompanying Proxy card. IF A STOCKHOLDER HOLDS SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE, THAT INSTITUTION WILL SEND YOU SEPARATE INSTRUCTIONS DESCRIBING THE PROCEDURES FOR VOTING THOSE SHARES.

     Proxies properly and timely submitted will be voted in accordance with the specifications made or, in the absence of specification, for all nominees named herein to serve as directors, to approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the Company's name and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors does not intend to bring before the Meeting any matter other than those described above, and has not received notice of, and is not aware of, any other matters that are to be presented by stockholders for action at the Meeting. If, however, any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby (a) by a written notice of revocation to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726, (b) by submitting a duly executed proxy bearing a later date at the foregoing address, (c) by later voting by telephone or on the Internet within the time period provided on the Proxy card or (d) at the Meeting, or by voting in person at the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

     The following table sets forth information, as of the Record Date except as noted below, with respect to the beneficial ownership of the Company's Common Stock by (i) each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee to serve as a director of the Company,
(iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation", below, and (iv) all executive officers and directors of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                                           SHARES           PERCENT OF
      BENEFICIAL OWNER                                     OWNED             CLASS (1)
      Alfred J. Roach                                       907,240(2)         7.6%
      1385 Akron Street
      Copiague, NY 11726

      Jerry Bloomberg and/or Sondra Bloomberg               816,000(3)         7.0%
      155 East Ames Court
      Plainview, New York 11803

      Timothy J. Roach                                      764,013(4)         6.4%
      1385 Akron Street
      Copiague, NY 11726

      Norman H. Pessin                                      640,571(5)         5.5%
      c/o Neuberger & Berman, LLC
      605 Third Avenue
      New York, NY 10158

      Joseph C. Hogan                                       124,330(6)         1.1%

      James R. Grover, Jr.                                  118,600(7)         1.0%

      R. Dave Garwood                                       118,570(8)         1.0%

      George S. Katsarakes                                   70,000(9)         *

      C. Bruce Barksdale                                     61,398(10)        *

      Dorothy Roach                                          57,120(11)        *

      Lawrence M. Fodrowski                                      --           --

      Thomas J. Guzek                                        33,000(12)        *

      Kenneth A. Paladino                                    20,000(13)        *

      All executive officers and directors                2,341,871(14)       18.5%
         as a group (11 persons)

----------

                                                        (Footnotes on next page)

 (1) Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of the Common Stock issuable upon the exercise of options or warrants (to the extent exercisable on or within 60 days after the Record Date) held by such person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

 (2) Includes 196,000 shares subject to options held under the Company's stock option plans. Excludes the shares owned by Mr. Roach's wife, Dorothy Roach, reflected below in this table, as to which shares Mr. Roach disclaims beneficial ownership.

 (3) Based solely on information contained in a Schedule 13G, dated January 16, 2001, filed jointly by, among others, Sondra and Jerry Bloomberg with the Securities and Exchange Commission (the "SEC") reflecting information as at December 31, 2000. The Schedule 13G reflects that Jerry Bloomberg has shared voting and dispositive power over all such shares and that Sondra Bloomberg has shared voting and dispositive power over 687,000 of such shares. Various other related persons, entities and a profit sharing plan are reflected as also having shared voting and dispositive power over certain of such shares.

 (4) Includes 968 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 228,000 shares subject to options held under the Company's stock option plans.

 (5) Based on information contained in a Schedule 13D, dated April 25, 2000, filed with the SEC. Includes 100,000 shares subject to an option originally issued by the Company in 1992 to an unaffiliated third party and acquired by Mr. Pessin in April 2000.

 (6) Includes 124,250 shares subject to options held under the Company's stock option plans.

 (7) Includes 115,000 shares subject to options held under the Company's stock option plans.

 (8) Includes 60,000 shares subject to options held under the Company's stock option plans and a warrant to purchase 14,285 shares that was acquired from the Company in the Company's June 2000 private placement.

 (9) Includes 60,000 shares subject to options held under the Company's stock option plans.

(10) Includes 78 shares owned by Mr. Barksdale's children and 53,400 shares subject to options held under the Company's stock option plans.

(11) Includes 5,376 shares subject to options held under the Company's stock option plans. Excludes the shares owned by Mrs. Roach's husband, Alfred J. Roach, reflected above in this table, as to which shares Mrs. Roach disclaims beneficial ownership.

(12) Represents shares subject to an option held under a Company stock option plan.

(13) Includes 15,000 shares subject to an option held under a Company stock option plan.

(14) Includes (i) an aggregate of 1,046 shares owned by the wife of one executive officer and director and children of another director, (ii) 952,626 shares subject to options held by executive officers and directors under the Company's stock option plans and (iii) 14,285 shares subject to a warrant held by a director.

                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. These classes are to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with each class to include not less than two directors. The term of office of Class I directors continues until the Meeting, the term of office of Class II directors continues until the next succeeding annual meeting of stockholders and the term of office of Class III directors continues until the second succeeding annual meeting of stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that meeting.

     The Company's Board of Directors presently consists of nine directors. The terms of C. Bruce Barksdale, R. Dave Garwood and Joseph C. Hogan, the present Class I directors, will expire at the Meeting. At the Meeting, holders of Common Stock will elect three Class I directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of C. Bruce Barksdale, R. Dave Garwood and Joseph C. Hogan to serve as Class I directors (the "nominees"). Each director was previously elected by the Company's stockholders, except Messrs. Garwood and Fodrowski, who were elected by the Board of Directors. Mr. Garwood was elected as a Class I director by the Board of Directors pursuant to the terms of an agency agreement with the placement agent for a private placement of securities completed by the Company in June 2000 under which the Company agreed to either appoint a person to the Board mutually agreeable to the placement agent and the Company or permit the placement agent to send a representative to observe meetings of the Board.

     In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

     CLASS I DIRECTORS

     C. Bruce Barksdale, 70, was Vice President of the Company from August 1971 until December 1999 and thereafter has been a consultant to the Company. He has been a director of the Company since 1974. Mr. Barksdale holds a Bachelor of Science degree in Electrical Engineering from the University of South Carolina.

     R. Dave Garwood, 59, has been a director of the Company since August 2000. Mr. Garwood is President of R. D. Garwood, Inc., an education and consulting company founded by him in 1974, specializing in supply chain management and the performance of operational audits and due diligence work for investment firms. Mr. Garwood holds a Bachelor of Science degree in Mechanical Engineering from Purdue University. Mr. Garwood is also a director of Telxon Corporation.

     Joseph C. Hogan, Ph.D., 79, has been a director of the Company since January 1974. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was a Director of Engineering Research and Resource Development at Georgia Institute of Technology. He is past President of the American Society of Engineering Education. Dr. Hogan is a director of American Biogenetic Sciences, Inc. ("ABS"), a biotechnology research company.

BACKGROUND OF DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE MEETING

     CLASS II DIRECTORS

     James R. Grover, Jr., 82, has been a director of the Company since 1978. Mr. Grover has been engaged in the private practice of law since 1974 and has been General Counsel to the Company since 1977. Mr. Grover was a member of the United States House of Representatives from 1963 to 1974 and a member of the New York State Assembly from 1957 to 1962.

     George S. Katsarakes, 64, has been Executive Vice President and Chief Operating Officer of the Company since he joined the Company in January 1998 and has been a director of the Company since October 1998. From January 1994 until he joined the Company, Mr. Katsarakes held senior-level positions, most recently, Executive Vice President, at Eagle Manufacturing Company, Inc., a manufacturer of high-technology electrical wiring devices. From December 1978 until January 1994, Mr. Katsarakes held several general management and plant management positions with Pratt & Whitney and Otis Elevator Company, subsidiaries of United Technologies Corporation, a provider of a broad range of products to the commercial and defense industries. Mr. Katsarakes holds an Industrial/Mechanical Engineering degree from Northeastern University and a Masters of Business Administration degree from Harvard Business School.

     Dorothy Roach, 78, has been Secretary of the Company since 1971, served as Treasurer of the Company from 1979 to December 1993 and, except for a brief period, has been a director of the Company since 1964.

     CLASS III DIRECTORS

     Alfred J. Roach, 86, has served as Chairman of the Board of Directors and a director of the Company and its predecessor since its founding in 1964 and was Chief Executive Officer of the Company from the Company's founding until January 1995. Since September 1983, Mr. Roach has also served as Chairman of the Board of Directors of ABS.

     Timothy J. Roach, 54, has served the Company in various capacities since December 1973. He has been President of the Company since July 1980, Chief Executive Officer since January 1995, Vice Chairman of the Board since October 1993 and a director since January

1978. Mr. Roach also served as Chief Operating Officer of the Company from May 1987 until January 1998. Mr. Roach was a Captain in the United States Air Force for four years prior to joining the Company and is a graduate of Harvard University's Business School Program for Management Development. Mr. Roach has also served as Treasurer, Secretary and a director of ABS since September 1983.

     Lawrence M. Fodrowski, 53, has been a director of the Company since October 2001. Since January 2001, Mr. Fodrowski has been Chief Financial Officer of Gisbert McDonnell Construction, Inc. ("Gisbert McDonnell"), a construction management firm. From January 1976 until he joined Gisbert McDonnell, Mr. Fodrowski was Vice President, Chief Financial Officer and a director of LNR Communications, Inc. ("LNR"), a satellite communications equipment manufacturer. Prior to joining LNR, he was a Supervising Senior Accountant with KPMG Peat Marwick LLP (predecessor to KPMG LLP) for five years. Mr. Fodrowski holds a Bachelor of Science degree in Accounting from Fordham University and is a certified public accountant in New York.

     Alfred J. Roach and Dorothy Roach are married and the parents of Timothy J. Roach. There are no other family relationships among the Company's directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the Company's fiscal year ended June 29, 2001, the Company's Board of Directors held six meetings. In addition, during that fiscal year, the Board also acted by unanimous written consent on three occasions following informal discussions.

     The Board of Directors has Audit and Compensation Committees. The Board does not have a standing nominating committee or committee performing a similar function.

     The Audit Committee of the Board of Directors, which presently consists of Messrs. R. Dave Garwood, Lawrence M. Fodrowski and Joseph C. Hogan, each of whom meets the independence requirements for audit committee members under the listing standards of the Nasdaq National Market, on which the Company's Common Stock is quoted. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. Under its Charter, the Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system; reviews and appraises the audit efforts of the Company's independent auditors; and provides an open avenue of communication among the Company's independent auditors, financial and senior management and the Board. Among other things, the Audit Committee reviews the financial reports and other financial information provided by the Company to the Securities and Exchange Commission and the public; reviews with the Company's management and independent auditors any material weaknesses in the Company's system of internal controls; and discusses with the Company's management and independent auditors the quality of the Company's financial reporting process. The Audit Committee also recommends to the Board the selection of the independent auditors for each fiscal year, confirms the independence of the independent auditors and approves the engagement letter between the Company and its independent auditors, including the fees and other compensation to be paid to the independent auditors. A report of the Audit Committee appears under the caption "Audit Committee Report," below. The Audit Committee met on five occasions during the fiscal year ended June 29, 2001.

     The Compensation Committee is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company; grant options under, and administer, the Company's present and future employee stock option plans; examine, administer and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements of the Company and its subsidiaries; and report to the Board periodically with respect to such matters. The present members of the Compensation Committee are James R. Grover, Jr. and Joseph C. Hogan. While the Compensation Committee held no formal meetings, it acted by unanimous written consent on eight occasions following informal discussions during the Company's fiscal year ended June 29, 2001.

     During the Company's fiscal year ended June 29, 2001, each incumbent director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of all committees on which such director served that were held during the portion of the year such person served as a director.

AUDIT COMMITTEE REPORT

     Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public accountants have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's year ended June 29, 2001, the Audit Committee (which, at the time consisted of Messrs. Garwood, Hogan and James R. Grover, Jr.):

     o Reviewed and discussed the audited financial statements for the fiscal year ended June 29, 2001 with management and Arthur Andersen LLP ("Arthur Andersen"), the Company's independent public accountants;

     o Discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received the written disclosures and the letter from Arthur Andersen regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also discussed Arthur Andersen's independence with Arthur Andersen and considered whether the provision of non-audit services rendered by Arthur Andersen was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors (see "Ratification of the Selection of Independent Public Accountants," below).

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended June 29, 2001 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                                   Respectfully,

                                                   R. Dave Garwood
                                                   James R. Grover, Jr.
                                                   Joseph C. Hogan


REQUIRED VOTE

     A plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors will elect directors.

     The Board of Directors recommends that stockholders vote FOR C. Bruce Barksdale, R. Dave Garwood and Joseph C. Hogan to serve as Class I directors.

                               EXECUTIVE OFFICERS

     In addition to Alfred J. Roach, Timothy J. Roach, George S. Katsarakes and Dorothy Roach, the following are also executive officers of the Company:

     Kenneth A. Paladino, 44, has been Vice President Finance and Chief Financial Officer of the Company since September 2000 and Treasurer since June 2001. Prior to joining the Company, Mr. Paladino was an independent consultant and, from 1989 until February 2000, served EDO Corporation, a designer and manufacturer of advanced electronic and electro-mechanical systems, in various capacities including, from 1995 until joining the Company, as Chief Financial Officer and for six years prior thereto, as Corporate Controller.

     Thomas J. Guzek, 47, has been Executive Vice President and Chief Marketing Officer of the Company since June 30, 2000. From 1981 until joining the Company, Mr. Guzek served Cooper Bussmann, the circuit products group of Cooper Industries, Inc., a manufacturer of electronic products and tools and hardware, in various capacities, most recently as Vice President and General Manager of its Cooper Electronic Technologies unit and from 1993 through 1999 as Vice President of Worldwide Product and Market Development.

     Virginia M. Hall, 48, has served the Company in various capacities since February 1976, serving as Vice President-Administration since December 1993 and Vice President-Contract Administration from September 1990 until December 1993.

     Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. See "Executive Compensation - Agreements with Certain Executive Officers" for information concerning the Company's Employment Agreements with Timothy J. Roach, Thomas J. Guzek and Kenneth A. Paladino.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the Company's three fiscal years ended June 29, 2001, information concerning the compensation paid by the Company to Timothy J. Roach, the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers serving at the end of fiscal 2001 in fiscal 2001 (the "Named Executive Officers"):


                                                                                 LONG-TERM COMPENSATION AWARD
                                          ANNUAL COMPENSATION                 STOCK OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR          SALARY             BONUS              (#)             COMPENSATION
---------------------------- ----------- ------------------ ---------------- -------------------- ------------------

Timothy J. Roach                2001          $250,000        $      --          100,000                 $6,312 (2)
 President and                  2000           250,000               --           50,000                  7,761
 Chief Executive Officer        1999           250,000               --          380,000 (1)              7,782

Alfred J. Roach                 2001           150,000               --          100,000                     --
 Chairman of the                2000           150,000               --           60,000                     --
  Board                         1999           150,000              200 (3)      310,000 (1)                 --

George S. Katsarakes            2001           250,000               --           50,000                     --
 Executive Vice                 2000           250,000               --           50,000                     --
 President and Chief            1999           247,577(4)        24,000 (4)      125,000 (1)                 --
 Operating Officer

Thomas J. Guzek                 2001           200,000           50,000 (5)      100,000                     --
 Executive Vice
 President and Chief
 Marketing Officer

Kenneth A. Paladino             2001           150,202               --           75,000                     --
 Vice President
 Finance, Chief
 Financial Officer
 and Treasurer (6)

----------

(1)  Includes 380,000,  310,000 and 100,000 options for Timothy J. Roach, Alfred
     J. Roach and George S. Katsarakes, respectively, that were either modified or granted in exchange for the cancellation of other options.

(2) Includes (i) $937, representing the dollar value to Mr. Roach of the portion of the premium paid by the Company under a split dollar life insurance policy during such year with respect to the deemed term life insurance portion of the premiums and (ii) $5,375, representing the annual premium paid by the Company on long-term disability insurance maintained by the Company for the benefit of Mr. Roach. (3) Required to be paid under Puerto Rico law.

(4) Mr. Katsarakes joined the Company in January 1998. The bonus paid to Mr. Katsarakes in fiscal 1999 was paid as an inducement to him to join the Company.

(5) Mr. Guzek joined the Company in July 2000. The Company agreed to pay Mr. Guzek bonuses of $50,000 in fiscal 2001 and $50,000 in fiscal 2002 as an inducement for him to join the Company.

(6)  Mr. Paladino joined the Company in September 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning options granted during the Company's fiscal year ended June 29, 2001 to the Named Executive Officers:


                                                                                            POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                              NUMBER OF       PERCENT OF                                    RATES OF STOCK PRICE
                              SECURITIES     TOTAL OPTIONS                                 APPRECIATION FOR OPTION
                              UNDERLYING       GRANTED TO      EXERCISE                            TERM(2)
                               OPTIONS        EMPLOYEES IN     PRICE PER    EXPIRATION    -------------------------
                               GRANTED        FISCAL YEAR      SHARE (1)     DATE (1)            5%        10%
                               -------        ------------     ---------    ----------    ----------     ----------

Timothy J. Roach               100,000           15.4%           $1.06       1/24/2011      $66,663      $168,937

Alfred J. Roach                100,000           15.4%           $1.06       1/24/2011      $66,663      $168,937

George S. Katsarakes            50,000            7.7%           $1.06       1/24/2011      $33,332      $ 84,468

Thomas J. Guzek                100,000           15.4%           $2.00       7/9/2010      $318,748      $125,779

Kenneth A. Paladino             75,000           11.6%           $2.25       9/4/2010      $106,126      $268,944

----------

(1) The exercise price of each option granted was equal to the market value of the Company's Common Stock on the date of grant and is exercisable during a ten year period ending on the date set forth under the "Expiration Date" column (subject to early termination in certain instances). The options vest in five equal annual installments commencing one year after the date of grant, except that the option granted to Mr. Guzek vests in three equal annual installments commencing one year after the date of grant.

(2) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     No options were exercised by the Named Executive Officers during the Company's fiscal year ended June 29, 2001. The following table contains information with respect to the fiscal year-end value of unexercised options held by the Named Executive Officers:

                                   Number of            In-the-Money Value of
                               Unexercised Options      Unexercised Options
                                  Held at Fiscal           Held at Fiscal
                                     Year-End                 Year-End
                                  (Exercisable/            (Exercisable/
            Name                  Unexercisable)           Unexercisable) (1)
            ----                  --------------           ------------------

Timothy J. Roach               162,000/368,000                  $0/$750
Alfred J. Roach                139,584/339,376                  $0/$750
George S. Katsarakes            60,000/165,000                  $0/$350
Thomas J. Guzek                      0/100,000                  $0/$0
Kenneth A. Paladino                  0/ 75,000                  $0/$0

----------

(1) Represents the number of shares of Common Stock underlying in-the-money options multiplied by the difference between the closing price of the Common Stock at fiscal year-end and the option exercise price.

REMUNERATION OF DIRECTORS

     Non-employee directors receive a fee of $1,000 for each meeting of the Board attended in person and members of Committees of the Board receive a fee of $500 for each Board Committee meeting attended. Non-employee directors currently are also granted options to purchase 25,000 shares of the Company's Common Stock under the Company's 1994 Non-Employee Director Stock Option Plan at the time such person becomes a non-employee director (Mr. Fodrowski waived his right to receive this initial option in connection with his selection to the Board) and immediately following each annual meeting of stockholders at which directors are elected. Each option held by a non-employee director is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director's cessation of service) at an exercise price equal to 100% of the fair market value on the date of grant of the shares subject thereto. C. Bruce Barksdale serves as a marketing consultant to the Company, for which he receives a per hour or per diem fee depending on the amount of time expended in a day in which the Company requests him to perform services. R. Dave Garwood serves as a sales and planning consultant to the Company, for which the Company granted him an option to purchase 50,000 shares of the Company's Common Stock, exercisable in equal installments as four phases of the Company's Sales and Operations Planning program are completed. Presently one-half of the option is exercisable. James R. Grover, Jr. provides legal services to the Company, for which he received $30,000 during the year ended June 29, 2001.

EMPLOYMENT AGREEMENTS

     The Company and Timothy J. Roach are parties to an Amended and Restated Employment Agreement, effective as of August 1, 1997, pursuant to which Mr. Roach is serving as the Company's President and Chief Executive Officer. The Amended and Restated Employment Agreement provides for a five-year term presently ending July 31, 2004, with automatic one-year extensions on each July 31 during the term unless either party gives notice of termination at least 90 days prior to such July 31. Under the Amended and Restated Employment Agreement, Mr. Roach is presently entitled to an annual salary of $250,000 per year, subject to increases and bonuses at the discretion of the Board of Directors. In addition, the agreement requires the Company to provide Mr. Roach with an allowance, not to exceed 20% of his then salary, to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains gas tube manufacturing facilities. The Company also is to continue to maintain insurance benefits provided to Mr. Roach at levels and terms no less favorable than in effect on August 1, 1997. Mr. Roach has agreed, among other things, not to disclose confidential information of the Company and not to directly or indirectly engage, during the term of the agreement and for two years thereafter, in any activity which is competitive with the Company's business. In consideration for such covenant, Mr. Roach is to receive, for each year during the two-year period following termination of his employment, an amount equal to his highest salary rate in effect at any time during the one-year period preceding the date of such termination unless Mr. Roach's employment is terminated by reason of his death, voluntary termination other than for "good reason" (in general, adverse changes in his powers, duties, position or compensation or certain changes in the location where his duties are to be performed), or for cause and he is capable of providing day-to-day services to a competitor. In the event of termination of employment by reason of death or disability, Mr. Roach or his beneficiary is entitled to receive a continuation of his compensation for a period of one year and two years, respectively. In the event Mr. Roach terminates his employment for "good reason," the Company will also be required to pay him a sum equal to three times the amount of his highest annual salary and highest bonus for the current or two preceding fiscal years, subject to reduction as to any amount that would constitute a "parachute payment" under the Internal Revenue Code of 1986, as amended, to the maximum amount that would not constitute such a "parachute payment." In the event of the termination of Mr. Roach's employment other than for cause, all outstanding stock options then held by Mr. Roach shall fully vest.

     Thomas J. Guzek is a party to an Employment Agreement, dated June 30, 2000, with the Company under which Mr. Guzek is serving as Executive Vice President, Chief Marketing Officer. The Employment Agreement provides for a term expiring June 30, 2003, subject to possible earlier termination. Under the agreement, Mr. Guzek's salary is presently $200,000 and is subject to review at the end of each year of employment. Mr. Guzek is also entitled to receive a monthly automobile allowance of $750. As an inducement to joining the Company, the Company paid Mr. Guzek $50,000 upon joining the Company and $50,000 on July 1, 2001, and is providing Mr. Guzek a housing allowance of $3,500 per month from September 2000 until August 2002. In addition, on July 10, 2000, the Company granted Mr. Guzek an option to purchase 100,000 shares of the Company's Common Stock under the Company's 1998 Stock Option Plan at an exercise price of $2.00 per share, the market value of the Company's Common Stock on the date of grant of the option. The option becomes exercisable in three equal annual installments commencing one year after the date of grant. In the event of termination of Mr. Guzek's employment by the Company, other than for cause, death or disability, or by Mr. Guzek following a reduction in rank or authority, Mr. Guzek will be entitled to receive all compensation and bonuses that he would have received for a one year period of time, in a lump sum, and all outstanding options held by Mr. Guzek shall fully vest and be exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option plan but not exceeding 90 days following such termination. Mr. Guzek has agreed not to disclose confidential information of the Company during or after his employment, and, during the term of his employment, and for a period of two years thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

     Kenneth A. Paladino is a party to an Employment Agreement, dated September 5, 2000, with the Company under which Mr. Paladino is serving as Vice President, Finance and Chief Financial Officer. The Employment Agreement provides for a term expiring September 4, 2003. Under the agreement, Mr. Paladino's salary is presently $190,000 and is subject to review at the end of each year of employment. As an inducement to joining the Company, on September 5, 2000, the Company granted to Mr. Paladino an option to purchase 75,000 shares of the Company's Common Stock under the Company's 1998 Stock Option Plan at an exercise price of $2.25 per share, the market value of the Company's Common Stock on the date of grant of the option. The option becomes exercisable in five equal annual installments commencing one year after the date of grant. In the event of the termination of Mr. Paladino's employment by the Company, other than for cause, death or disability, or by Mr. Paladino following a reduction in rank or authority or a move of Mr. Paladino's primary place of work without his mutual agreement, Mr. Paladino will be entitled to receive all compensation that he would have received for a one year period of time, and all outstanding options held by Mr. Paladino shall fully vest and be exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option plan but not exceeding 90 days following such termination. Mr. Paladino has agreed not to disclose confidential information of the Company during or after his employment and, during the term of his employment and for a period of one year thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE
CONCERNING EXECUTIVE COMPENSATION

     The following report is submitted by the Compensation Committee of the Board of Directors which, among other things, considers and recommends to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the Company's executive officers. While both the full Board of Directors and the Compensation Committee have authority with respect to granting stock options under the Company's 1995 Stock Option Plan and 1998 Stock Option Plan, all options granted to executive officers under these plans during the Company's fiscal year ended June 29, 2001 were granted by the Compensation Committee.

     The Compensation Committee has viewed salaries for the Company's executive officers as a means of providing basic compensation at levels sufficient to attract and retain qualified executives. Levels of base salary have been, subject to the requirements of any employment agreement between the Company and the executive officer, determined on a subjective basis in light of the executive's level of responsibility, performance and expertise, as well as prevailing economic conditions, the Company's performance and competitive factors.

     Bonuses, if awarded, have been to provide short-term incentive and to reward the executive's personal performance and contribution to the Company's recent overall performance or as an inducement to join the Company. Performance bonuses have been determined by reference to specific pre-established performance targets, on a subjective basis by examining the executive's achievements or, at times, pursuant to agreements entered into as an inducement for an executive to join the Company. During fiscal 2001, no performance bonuses were granted to executive officers.

     The Compensation Committee has considered options a useful means of enabling the Company to provide long-term incentive to executives in a manner that enables the Company to conserve cash for operations and growth while tying the executive's interest to the interests of stockholders through stock ownership and potential stock ownership. Option grants have been made, based upon the executive's performance and expected contribution to the long-term goals of the Company. (see "-- Option Grants in Last Fiscal Year," above).

     Timothy J. Roach's compensation is determined using the same criteria as used for other executive officers, subject to the terms of his Amended and Restated Employment Agreement which became effective August 1, 1997. Mr. Roach's salary has been $250,000 since that agreement was entered into and he has received no bonuses during that time. Options to purchase 100,000 shares of Common Stock were granted to Mr. Roach during fiscal 2001. See "--Employment Agreements," above, for a description of Mr. Roach's Amended and Restated Employment Agreement.

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), precludes a public company from taking a Federal income tax deduction for annual compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any such person. Certain "performance based compensation" is excluded from the deduction limitation. Cash compensation being paid by the Company does not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. The Company's stock option plans have been structured in a manner designed to enable any amount which is considered compensation as a result of the exercise of stock options or the disposition of the shares underlying an exercised option to be excluded from the deduction limitation. Accordingly, in light of the Company's current compensation levels, Section 162(m) is not expected to affect the Company's ability to deduct items treated as compensation for Federal income tax purposes.

                                                   Respectfully,

                                                   James R. Grover, Jr.
                                                   Joseph C. Hogan

PERFORMANCE GRAPH

     The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended June 29, 2001 with (i) the Nasdaq Stock Market-US Index and (ii) the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on June 30, 1996 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods):

                         PERFORMANCE GRAPH INSERTED HERE


                                   6/96    6/97    6/98    6/99    6/00    6/01
TII Industries                     $100    $ 85    $ 69    $ 28    $ 31    $ 16
Nasdaq Stock Market-US Index       $100    $122    $160    $230    $340    $185
Nasdaq Telecommunications Indes    $100    $110    $185    $304    $340    $144


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since fiscal 1982, the Company has leased equipment from PRC Leasing, Inc. ("PRC"), a corporation wholly-owned by Alfred J. Roach, Chairman of the Board of Directors and a director of the Company. The equipment lease was amended on July 18, 2001 to extend the term of the lease until July 18, 2002 and for additional one year periods on each July 18 commencing July 18, 2002 and ending on the succeeding July 17 unless terminated at the end of any such year by either party, or at any time by the Company, on thirty days' notice. The present annual rent is $139,476. The Company believes that the rentals charged by PRC are comparable to the rentals which would have been charged by unrelated leasing companies for similar equipment.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the Securities and Exchange Commission and furnish copies of those statements to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company's fiscal year ended June 29, 2001 were timely filed.


                                   PROPOSAL 2.

             PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
              INCORPORATION TO CHANGE THE NAME OF THE CORPORATION

REASONS FOR NAME CHANGE

     At the time the Company adopted the name "TII Industries, Inc.," it was primarily engaged in the design, production and marketing of lightening and overvoltage surge protection products and station electronic products for use by telephone operating companies ("Telcos"). Since that time, as Telcos and other communications providers expand and upgrade their networks with new technologies to provide users with the expanded bandwidth necessary for high-speed transmission of data and video, the Company has developed several products to satisfy these developing markets, not only for Telcos but also for cable television providers and competitive access providers of telecommunications services. For example, to address the growing demands and complexities of communications networks in the home, the Company has developed the Digital Closet(TM), a multi-service residential gateway, that it is beginning to offer for sale to the public through authorized dealers. Residential gateways connect broadband service to an in-home network that allows communications and data transfer between networked devices in the home and the Internet.

     To emphasize the broadening base of both the Company's products and customer, as well as reflect and complement the direction in which the Company is moving, the Board of Directors has determined that it is advisable, and proposes and recommends to the Company's stockholders, that the Company change its name from "TII Industries, Inc.," which connotes a business of wide diversification, to "TII Network Technologies, Inc.," which emphasizes a business focused on technology for telecommunications networks.

IMPLEMENTATION OF NAME CHANGE

     If the amendment is adopted by stockholders and filed with the Secretary of State of the State of Delaware, Article 1 of the Company's Restated Certificate of Incorporation, as amended, will be amended to read as follows:

             "1. The name of the corporation is TII Network Technologies, Inc."

     The amendment, if adopted by stockholders, will become effective on such date as selected by the Board of Directors and set forth in a Certificate of Amendment to the Company's Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware.

EFFECT ON STOCKHOLDERS

     The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the name change, the capital structure of the Company or the trading of the Company's Common Stock on the Nasdaq National Market. After the change of name, the Company's Common Stock will continue to be traded on Nasdaq under the symbol "TIII." Following implementation of the amendment, stockholders may continue to hold their existing certificates or receive new certificates reflecting the name change by delivering their existing certificates to the Company's transfer agent. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until advised of the effectiveness of the name change.

REQUIRED VOTE

     Adoption of the amendment to the Company's Restated Certificate of Incorporation to change the name from "TII Industries, Inc." to "TII Network Technologies, Inc." requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. If the amendment to the Restated Certificate of Incorporation is not approved by stockholders, the Restated Certificate of Incorporation will continue in effect but the Company's name will remain as "TII Industries, Inc." The Board of Directors recommends a vote FOR approval of Proposal 2.


                                   PROPOSAL 3.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP ("Arthur Andersen") and its predecessor, Arthur Andersen & Co. have acted as the Company's independent public accountants for the past 28 years. The Board proposes that the stockholders ratify the Board's selection of Arthur Andersen as the independent public accountants of the Company for the year ending June 28, 2002. If the resolution selecting Arthur Andersen as independent public accountants is adopted by stockholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's interests. Any such future selection need not be submitted to a vote of stockholders. Arthur Andersen has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. This representative will have the opportunity to make a statement if he so desires.

         AUDIT FEES

     Fees billed to the Company by Arthur Andersen for its audit of the Company's annual financial statements for the year ended June 29, 2001 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year totaled approximately $225,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the Company's fiscal year ended June 29, 2001.

         ALL OTHER FEES

     Fees billed to the Company by Arthur Andersen during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled approximately $62,000.

     In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Arthur Andersen.

REQUIRED VOTE

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. The Board of Directors recommends a vote FOR Proposal 3.


                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

     From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's 2002 Annual Meeting of Stockholders must be received by July 1, 2002. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726. As to any proposals intended to be presented by a stockholder, without inclusion in the Board of Directors' proxy statement and form of proxy for the Company's next Annual Meeting, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 14, 2002. Any such notices should also be directed to the Secretary of the Company at the above address.

However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended June 29, 2001, which has been filed with the Securities and Exchange Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Ms. Virginia M. Hall, Vice President-Administration, 1385 Akron Street, Copiague, New York 11726, telephone number (631) 789-5000.

SOLICITATION OF PROXIES

     The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.

OTHER MATTERS

     The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing that are proposed to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matter or motions, including any matters dealing with the conduct of the Meeting.

                                       By Order of the Board of Directors,


                                               Dorothy Roach,
                                                 Secretary

October 29, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                              TII INDUSTRIES, INC.

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of TII Industries, Inc. (the "Corporation") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information being provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or may establish; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices. The Audit Committee's primary duties and responsibilities are to:

          o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          o Review and appraise the audit efforts of the Corporation's independent auditors.

          o Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.  COMPOSITION OF THE AUDIT COMMITTEE

     Effective June 14, 2001, the Audit Committee shall be comprised of three or more members of the Board, as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the rules of the Nasdaq Stock Market, Inc. for audit committees, as amended, modified or supplemented from time to time. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board. Unless a chairman of the Audit Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit Committee shall meet from time to time as called by the Chairman or as requested by Management or the independent auditors. The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary. The Audit Committee shall meet at least annually with management and the independent auditors to discuss any matters that the Audit Committee, Management or the independent auditors believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management the Corporation's quarterly financial statements consistent with Section IV.4. below. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

IV.  RESPONSIBILITIES AND DUTIES

The duties of the Audit Committee shall include the following:

Documents/Reports Review
------------------------

1. Review this Charter periodically, but at least annually, and update this Charter as conditions dictate.

2. Review, prior to its filing or prior to its release, as the case may be, the Corporation's Form 10-K and annual report to stockholders.

3. Review the Corporation's Form 10-Q prior to its filing. The Chairman may represent the entire Audit Committee for purposes of this review.

4. Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

5. Recommend to the Board the selection of the independent auditors for each fiscal year, confirm their independence and approve the engagement letter including the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships which effect the auditors' independence and should receive the written statement from the independent auditors required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

6. Recommend to the Board the advisability of having the independent auditors perform work related to their expertise, other than the annual audit or quarterly reviews.

7. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

8. Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

9. Instruct the independent auditors that they report to the Audit Committee and the Board of Directors of the Corporation.


Financial Reporting Processes
-----------------------------

10. Discuss the quality of the financial reporting process with management and the independent auditors. Also, make inquiries as to the appropriateness of the Corporation's accounting principles as applied to its financial statements.

11. Consider and approve, if appropriate, the adoption of new, and major changes to the Corporation's accounting principles and practices as suggested by the independent auditors or management.

12. Have discussions with management and the independent auditors regarding the interim financial reporting process, if and when required.

13. Review the accounting for significant or unusual transactions and for significant audit adjustments.

Process Improvement
-------------------

14. Review with Management and the independent auditors any material weaknesses in the Corporation's system of internal accounting controls.

15. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

16. Following completion of the annual audit, review separately with each of management and the independent auditors any significant issues encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

17. Review any significant disagreement among management and the independent auditors in connection with the preparation of any of the Corporation's financial statements.

18. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.


Legal Compliance
----------------

19. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

20. Review with the Corporation's counsel any matters that could have a significant impact on the Corporation's financial statements.

21. Prepare a report to be included in the Corporation's Proxy statement for annual meetings of shareholders in accordance with SEC rules.


Other Responsibilities
----------------------

     Perform any other activities consistent with this Charter, and the Corporation's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

PROXY                       TII INDUSTRIES, INC.                       PROXY

           Proxy for Annual Meeting of Stockholders - December 5, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the capital stock of TII Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 5, 2001, at 3:00 p.m., New York time, at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

     EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. A VOTE FOR EACH LISTED NOMINEE AND FOR PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.

   CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE IF YOU ELECT TO VOTE BY MAIL



     ***YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK*** Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
                   Have this proxy card in hand when you call.

                     TO VOTE BY PHONE                                        TO VOTE ON THE INTERNET
                     ----------------                                        -----------------------
             (within the U.S. and Canada only)

o    Call toll free 1-888-266-6795 from a touch tone         o    Go to the following website: (Web Address)
     telephone.  There is NO CHARGE for this call.
                                                             o    Enter the information requested on your
o    Enter the six-digit Control Number located below             computer screen, including your six-digit Control
     and then follow the voting instructions.                     Number located below, then follow the voting
                                                                  instructions on the screen.

OPTION 1:  If you choose to vote as the Board of
           Directors recommends on ALL proposals, press      If you vote by telephone or
           1.  When asked, please confirm your vote by       the Internet, DO NOT mail back this proxy card
           pressing 1 again.

Option 2:  If you choose to vote on EACH  proposal
           SEPARATELY, press 0 and follow the recorded instructions. Your vote selections will be repeated and you will have an opportunity to confirm them.

    Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on December 4, 2001.


                              THANK YOU FOR VOTING

CONTROL NUMBER

TII INDUSTRIES, INC.

----------------------------------------------------------------------------------------------------------------------
                                                                          CONTROL NUMBER
|_| Mark this box with an X if you have made changes to                   000000 0000000000   0   0000
     your  name or address details below.
                                                                          000000000.000 ext.
                                                                          000000000.000 ext.
MR. A. SAMPLE                                                             000000000.000 ext.
DESIGNATION (IF ANY)                                                      000000000.000 ext.
ADD 1                                                                     000000000.000 ext.
ADD 2                                                                     000000000.000 ext.
ADD 3                                                                     000000000.000 ext.
ADD 4                                                                     000000000.000 ext.
ADD 5                                                         --------------------------------------------------------
ADD 6                                                                           BARCODE
                                                              --------------------------------------------------------

                                                                          C 1234567890

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


Please mark vote in box in the following manner using         OR PLEASE REFER TO THE REVERSE SIDE FOR INTERNET
dark ink only |X|                                                      AND TELEPHONE VOTING INSTRUCTIONS.
----------------------------------------------------------    --------------------------------------------------------
The Board of Directors recommends a vote FOR the listed       The Board of Directors recommends a vote FOR the
nominees.                                                     following proposals:
----------------------------------------------------------    --------------------------------------------------------

1. Election of Directors;            For        Withhold                                    For      Against  Abstain
Nominees:
01- C. Bruce Barksdale               |_|           |_|       2. To adopt an  amendment  to    |_|      |_|      |_|
                                                             the    Company's     Restated
                                                             Certificate of  Incorporation
                                                             to change the Company's  name
                                                             to        "TII        Network
                                                             Technologies, Inc."

02- R. Dave Garwood                  |_|           |_|       3. To  ratify  the  selection    |_|      |_|      |_|
                                                             of  Arthur  Andersen  LLP  as
                                                             independent            public
                                                             accountants for the Company.

03- Joseph C. Hogan                  |_|           |_|


NOTE:  Please sign your name(s) EXACTLY as you name(s)  appear(s) on this proxy.
All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

----------------------------------------           -------------------------------            ------------------------
Signature                                          Signature                                  Date